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                                                                    EXHIBIT 99.1

                             ALLIED HOLDINGS, INC.
                        160 Clairemont Avenue, Suite 200
                               Decatur, GA 30030

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

March 27, 2002

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Arthur Andersen LLP ("AA")

The purpose of this letter is to address the requirements of the Securities and Exchange Commission ("SEC") with respect to issuers that include accountant's reports from AA issued after March 14, 2002 in filings with the SEC.

In connection with the audit of the consolidated financial statements of Allied Holdings, Inc. and subsidiaries (the "Company") as of December 31, 2001 and for the year then ended, AA has issued a report of independent public accountants to the shareholders and directors of the Company dated February 25, 2002, except with respect to the matter discussed in the fourth paragraph of Note 4, as to which the date is March 27, 2002 (the "Report"). The Report is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, the Company has received the following written representations from AA:

         "We have audited the consolidated financial statements of Allied Holdings, Inc. and subsidiaries as of December 31, 2001 and for the year then ended and have issued our report thereon dated February 25, 2002, except with respect to the matter discussed in the fourth paragraph of Note 4, as to which the date is March 27, 2002. We represent that this audit was subject to our quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit."

                                 ALLIED HOLDINGS, INC.


                                 By: /s/ Daniel H. Popky
                                     -------------------------------------------
                                     Daniel H. Popky
                                     Senior Vice President and Chief Financial
                                     Officer (Principal Financial and Accounting
                                     Officer)